Exhibit 99.1

IPASS REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

REDWOOD SHORES, CALIF., May 7, 2014—iPass Inc. (NASDAQ: IPAS), the global Wi-Fi roaming leader for enterprises and telecom service providers, today announced financial results for the first quarter ended March 31, 2014.
Open Mobile revenue for the first quarter was $13.6 million compared with $13.0 million in the fourth quarter of 2013 and $10.5 million in the first quarter of 2013.
“We experienced solid Open Mobile revenue growth of 5% over the prior quarter despite winter weather causing disruptions in business travel in January and February," said Evan Kaplan, president and chief executive officer of iPass. “We are pleased to turn in our twelfth sequential quarter of OM revenue growth, and at $13.6 million, Open Mobile revenue is now almost 80% of our total mobility business. With our priorities firmly set to seek to expand new customer acquisition and improve utilization and penetration in our existing customers, we are positioned to capture an increasing share of the business traveler’s mobility service needs in 2014.”
Total Revenue for the first quarter 2014 was $25.3 million compared with $26.0 million in the fourth quarter of 2013 and $29.6 million in the first quarter of 2013.
GAAP net loss for the first quarter of 2014 was $5.5 million, or $0.09 per share, compared with a non-GAAP net loss of $4.5 million, or $0.07 per share, for the fourth quarter of 2013 and a GAAP net loss of $3.4 million, or $0.05 per share, for the first quarter of 2013.
Adjusted EBITDA loss for the first quarter of 2014 was $4.0 million compared with an Adjusted EBITDA loss of $2.6 million in the fourth quarter of 2013 and an Adjusted EBITDA loss of $1.4 million in the first quarter of 2013.
Q1 Highlights
Mobility Service (Open Mobile or “OM”):

•	Twelfth sequential quarter of OM revenue growth since launching the product over 3 years ago.

•	OM Wi-Fi network users grew to 71,000, a 6% increase over the prior quarter.

•	OM active platform users grew to 681,000, a 9% increase over the prior quarter.

•	Continued to add capacity to our network coverage, exiting the quarter with 2.7 million iPass hotspots available to business travelers around the globe.

Unity Network Services:

•	Continue to explore opportunities to divest Unity, although no decision has been made.

Financial Summary

(unaudited; in millions)	Q1'14	Q4'13
Revenue:
Mobility Services:	$17.6	$18.0
Unity Network Services	7.7	8.0
Total Revenue	$25.3	$26.0
GAAP Net Loss	($5.5)	($4.5)
Adjusted EBITDA Loss(1)	($4.0)	($2.6)
Cash and Cash Equivalents	$20.1	$24.0
Shares of Common Stock Outstanding at Period End	64.4	64.5

(1)	The definition of Adjusted EBITDA and the reconciliation of Non-GAAP to GAAP financial measures are discussed below.

Q2 2014 GUIDANCE
For the second quarter of 2014 ending June 30, 2014, iPass anticipates total revenue and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$ 24.0 – 28.0 million
Adjusted EBITDA Income / (Loss) (1)	$ (4.5) – (2.5) million

(1)
A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the second quarter of 2014 does not include the impact of any foreign exchange gains or losses.

Today’s Conference Call and Webcast Information
iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time).
The conference call will be accessible by telephone, toll-free at 888-427-9411 or direct dial at 719-325-2472 with a participant confirmation code of 5055911. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its second quarter 2014 results.
The dial-in number for a telephone replay of the conference call is 888-203-1112 and 719-457-0820 and will be available until May 16, 2014. The confirmation code for the replay is 5055911.

Cautionary Information About Forward-Looking Statements
The statements in this press release regarding iPass is positioned to capture an increasing share of the business traveler’s mobility service needs in 2014 and iPass’ projections of its second quarter 2014 financial results under the caption “Q2 2014 Guidance,” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the Open Mobile platform and Open Mobile Exchange will not achieve the market acceptance iPass expects; the risk that potential acquirers may not ultimately determine to acquire the iPass Unity services business at a price that we find acceptable, or at all, in which case iPass would not be able to sell the iPass Unity services business and would not receive any proceeds therefrom; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services and iPass Unity Network Services could reduce demand for iPass’ services; and

the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the SEC on March 11, 2014, and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.
In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, the iPass Instagram account, the iPass Pinterest account and Evan Kaplan’s Twitter Feed. These social media channels may be updated from time to time.
Information Regarding Non-GAAP Financial Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.
The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges, and certain state sales and federal tax charges. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.
Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1)
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.
Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity.
About iPass Inc.
iPass helps enterprises and telecom service providers ensure their employees and subscribers stay well connected. Founded in 1996, iPass (NASDAQ: IPAS) is the world's largest commercial Wi-Fi network and trusted connectivity platform, with 2.7 million hotspots in over 120 countries and territories. iPass also delivers access to millions of community hotspots around the globe. iPass gives its customers easy connectivity for smartphones, tablets and laptops around the world—simply, securely and cost effectively. For more information, please visit: www.ipass.com and the iPass blog, Smarter Connections.

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.
Selected Financial Results and Key User Metrics

Q1 2014

(unaudited; in millions)	Q1'14	Q4'13	Q1'13
Revenue:
Mobility Services:	$17.6	$18.0	$20.9
Open Mobile	13.6	13.0	10.5
Open Mobile Enterprise:	12.8	12.2	10.1
Network	8.8	8.3	6.1
Platform	4.0	3.9	4.0
Open Mobile Exchange	0.8	0.8	0.4
Legacy iPC:	4.0	5.0	10.4
Unity Network Services	7.7	8.0	8.7
Total Revenue	$25.3	$26.0	$29.6
GAAP Net Loss	($5.5)	($4.5)	($3.4)
Adjusted EBITDA Income (Loss)	($4.0)	($2.6)	($1.4)
Network Gross Margin (1)	40.9%	40.4%	44.3%
Cash and Cash Equivalents	$20.1	$24.0	$24.8
Shares of Common Stock Outstanding at Period End	64.4	64.5	63.3

(1)	Network Gross Margin is defined as (Mobility Network Revenue plus iPass Unity Revenue less Network Access Costs) divided by (Mobility Network Revenue plus iPass Unity Revenue).

Average Monthly Monetized Users (AMMU) on Open Mobile:
We track two key metrics that summarize the number of active users of iPass OME services. Each metric below is calculated as AMMU, defined as the average number of active users per month, during a given quarter, for which a fee was billed by iPass for either Wi-Fi or Platform services.

	Q1'14	Q4'13	Q1'13
Wi-Fi Network Users	71,000	67,000	46,000
Active Platform Users	681,000	622,000	444,000

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$20,089	$24,017
Accounts receivable, net of allowance for doubtful accounts of $850 and $1,010, respectively	14,269	15,297
Prepaid expenses and other current assets	3,808	4,329
Total current assets	38,166	43,643
Property and equipment, net	8,215	8,442
Other assets	2,800	2,831
Total assets	$49,181	$54,916
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,450	$9,334
Accrued liabilities	9,915	9,100
Deferred revenue, short-term	2,900	3,212
Total current liabilities	21,265	21,646
Deferred revenue, long-term	2,044	2,191
Vendor financed property and equipment	1,367	1,586
Other long-term liabilities	189	251
Total liabilities	$24,865	$25,674
Stockholders’ equity:
Common stock	65	65
Additional paid-in capital	218,726	218,103
Accumulated deficit	(194,475)	(188,926)
Total stockholders’ equity	24,316	29,242
Total liabilities and stockholders’ equity	$49,181	$54,916

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF
COMPREHENSIVE LOSS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenue	$25,340	$29,629
Cost of revenues and operating expenses:
Network access costs	11,853	12,757
Network operations	5,417	4,841
Research and development	3,385	3,614
Sales and marketing	4,952	4,917
General and administrative	5,042	6,179
Restructuring charges and related adjustments	14	600
Total cost of revenue and operating expenses	30,663	32,908
Operating loss	(5,323)	(3,279)
Interest income (expense), net	(33)	4
Foreign exchange losses	(71)	(73)
Loss before income taxes	(5,427)	(3,348)
Provision for income taxes	122	27
Net loss	$(5,549)	$(3,375)
Comprehensive loss	$(5,549)	$(3,375)
Basic and diluted net loss per share	(0.09)	$(0.05)
Weighted average number of common shares outstanding
- Basic	64,421,563	61,892,975
- Diluted (1)	64,421,563	61,892,975

(1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would have been anti-dilutive.

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended
	March 31
	2014	2013
Cash flows from operating activities:
Net loss	$(5,549)	$(3,375)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	587	750
Depreciation and amortization	803	624
Deferred income taxes	(6)	—
Provision for doubtful accounts	(68)	(42)
Changes in operating assets and liabilities:
Accounts receivable	1,096	(3,981)
Prepaid expenses and other current assets	527	421
Other assets	31	286
Accounts payable	(935)	2,041
Accrued liabilities	792	1,675
Deferred revenue	(459)	(318)
Other liabilities	(63)	(55)
Net cash used in operating activities	(3,244)	(1,974)
Cash flows from investing activities:
Purchases of property and equipment	(457)	(568)
Net cash used in investing activities	(457)	(568)
Cash flows from financing activities:
Proceeds from issuance of common stock	36	530
Principal payments for vendor financed property and equipment	(263)	—
Net cash provided by (used in) financing activities	(227)	530
Net decrease in cash and cash equivalents	(3,928)	(2,012)
Cash and cash equivalents at beginning of period	24,017	26,822
Cash and cash equivalents at end of period	$20,089	$24,810
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$47	$44
Accrued amounts for acquisition of property and equipment	$217	$296

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS
(Unaudited, in thousands)

		Three Months Ended
		March 31, 2014	December 31, 2013	March 31, 2013
I	Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Loss:
	Adjusted EBITDA Income (Loss)	$(3,990)	$(2,626)	$(1,388)
	(a) Interest income (expenses)	(33)	(27)	4
	(b) Income tax expense	(122)	(242)	(27)
	(c) Depreciation of property and equipment	(803)	(909)	(624)
	(d) Stock-based compensation	(587)	(691)	(750)
	(e) Restructuring charges and related adjustments	(14)	(14)	(600)
	(f) Certain state sales and federal tax items and other discrete items	—	—	10
	GAAP Net Loss	$(5,549)	$(4,509)	$(3,375)

	Q2 2014 Guidance
II	Reconciliation of Q2 2014 Adjusted EBITDA Loss to GAAP Net Loss:	(Unaudited, in millions)
	Adjusted EBITDA Loss (1)	$(4.5)		$(2.5)
	(a) Income tax expense		(0.1)
	(b) Depreciation of property and equipment		(0.8)
	(c) Stock-based compensation		(0.6)
	GAAP Net Loss	$(6.0)		$(4.0)

(1)	The Q2 2014 Guidance for Adjusted EBITDA loss does not include the impact of any foreign exchange gains or losses or restructuring charges.

INVESTOR RELATIONS CONTACT:
Mike Bishop
The Blueshirt Group
Tel. +1 415 217 4968
Email: mike@blueshirtgroup.com